United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 5, 2014

Date of Report (Date of earliest event reported):

Paracap Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51975

(Commission File Number)

N/A

(IRS Employer identification No.)

711 S. Carson Street Ste 6, Carson City, NV,

(Address of principal executive offices)

89701

(Zip Code)

310-310-4687

(Registrants telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 4.01    Changes in Registrant's Certifying Accountant.

(a)	The Board of Directors of Paracap Corporation. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006. As a result of this process, the Board of Directors approved the appointment of David Lee Hillary Jr., CPA, CITP, MBA as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006. This action effectively dismissed Stan J.H. Lee, CPA as the Company’s independent registered public accounting firm as of September 1, 2014.

The Company has provided a copy of the foregoing disclosures to Stan J.H. Lee, CPA and requested that Stan J.H. Lee, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating Stan J.H. Lee, CPA agrees with the above statements. A copy of Stan J.H. Lee, CPA’S letter, dated October 12, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b)	During the two most recent fiscal years and through the date of our engagement, the Company has not consulted with David Lee Hillary Jr., CPA, CITP, MBA with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

Exhibit No. Description of Exhibit

16.1 Letter from Stan J. H. Lee, CPA to the Securities and Exchange Commission dated October 12, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Paracap Corporation

Signed: /s/ Xing Cheng Yao

Name: Xing Cheng Yao

Title: President